Exhibit 21
                                                               ----------



                             List of Subsidiaries
                                     of
                    Furniture Brands International, Inc.


                                                    Jurisdiction of
       Name of Subsidiary                            Incorporation
       ------------------                           ---------------

     Action Transport, Inc.                          Delaware

     Action Industries, Inc.                         Virginia

     Action UK, Inc.                                 Delaware

     Broyhill Furniture Industries, Inc.             North Carolina

     Broyhill Transport, Inc.                        North Carolina

     Fayette Enterprises, Inc.                       Mississippi

     Gordon's, Inc.                                  Delaware

     Interco Receivables Corp.                       Delaware

     Lane Advertising, Inc.                          Virginia

     The Lane Company, Incorporated                  Virginia

     Thomasville Furniture Latin America, S.A.       Panama

     Thomasville Furniture Industries, Inc.          Delaware

     Thomasville Home Furnishings, Inc.              Delaware

     Thomasville Upholstery, Inc.                    Delaware